SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	0-51296 (Commission File Number)	36-4387843 (I.R.S. Employer Identification No.)
357 Roosevelt Road Glen Ellyn, Illinois (Address of principal executive offices)		60137 (Zip Code)

Registrant’s telephone number, including area code (630) 545-0900

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Signature

Item 1.01 – Entry into a Material Definitive Agreement

The information provided in response to Item 5.02 with respect to the compensation arrangements for Mr. Eric J. Wedeen, the new Chief Financial Officer of the Company and its subsidiary, is incorporated by reference herein.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

At a special meeting held by the Board of Directors of the Company on January 17, 2007, the Board accepted the resignation of Director Harold Gaede. Mr. Gaede’s resignation was not due to any disagreement with the Company. The Board has elected Mr. Scott W. Hamer, President and CEO of the Company and its subsidiary, to the vacancy created by Mr. Gaede’s resignation. Mr. Hamer will serve on the Executive and Loan Committees of the Board. As a member of the board, Mr. Hamer will receive an annual retainer of $1,800 per year and a directors fee of $800 per meeting. He will also be eligible to participate in the existing directors retirement plan.

At the January special meeting, the Board also approved the appointment of Eric J. Wedeen as Vice President and Chief Financial Officer of the Company and its subsidiary. Prior to joining the Company, Mr. Wedeen, age 43, served as Vice President and Controller of Midwest Bank and Trust Company from May 2006 to January 2007 and Senior Vice President and Chief Financial Officer of EFC Bancorp, Inc. from December 2002 to January 2006. Other than his employment arrangement with the Company, there are no transactions involving the Company and Mr. Wedeen that would be required to be reported by Item 404(a) of Regulation S-K.

Mr. Wedeen’s compensation package includes an annual salary of $100,000 and eligibility for a possible annual bonus equal to up to 25% of his annual salary. As perquisites, Mr. Wedeen will receive an automobile allowance and the opportunity to participate in the benefit programs generally maintained by the Company for the benefit of its employees. The Board also granted Mr. Wedeen an option to purchase 2,200 shares of the Company’s common stock at an exercise price of $23.70 per share.

Mr. Wedeen’s compensation arrangements are not memorialized in a written contract.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC. (Registrant)

By:	/s/ Scott W. Hamer
Scott W. Hamer President and Chief Executive Officer

Date: January 22, 2007